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                                  EXHIBIT 10-28
                                  -------------


                       PLAN OF LIQUIDATION AND DISSOLUTION
                       -----------------------------------
                                       OF
                               GENESEE CORPORATION


           This Plan of Liquidation and Dissolution (the "Plan") is intended to affect the complete, voluntary liquidation and dissolution of Genesee Corporation, a New York corporation (the "Corporation"), in accordance with
Section 331 of the Internal Revenue Code and Article 10 of the New York Business Corporation Law ("BCL") in substantially the following manner:

           1. This Plan shall be effective on the date (the "Effective Date") on which it is approved by the shareholders of the Corporation in accordance with the BCL. After the Effective Date, the following actions shall be taken:

               (a) The Corporation shall sell, exchange, lease or otherwise dispose of its assets, upon such terms and conditions and for such consideration as may be fixed from time to time by the Corporation's Board of Directors.

               (b) The Corporation shall collect or make provisions for the collection of accounts receivable, debts and claims owing it.

               (c) The Corporation shall (i) pay and discharge or make adequate provision for the payment and discharge of all debts, expenses, taxes and liabilities of the Corporation, (ii) withdraw from all jurisdictions in which the Corporation is qualified to do business, (iii) wind up its business and affairs, and (iv) complete the formal dissolution of the Corporation under the New York Business Corporation Law.

               (d) Subject to the payment of or the making of other provision for the debts, expenses, taxes and other liabilities of the Corporation, including contingent liabilities, all of the assets of the Corporation shall be distributed to or on behalf of its shareholders in accordance with their respective rights in one or a series of distributions, at any time or from time to time, before or after the formal dissolution of the Corporation, in cash or in kind, in any manner that the Board of Directors, in its discretion, may determine.

           2. Implementation of this Plan shall be under the direction of the Board of Directors of the Corporation, which shall have full authority and discretion to carry out the provisions of this Plan or such other actions it deems appropriate, including without limitation amendment or abandonment of this Plan, whether prior or subsequent to the formal dissolution of the Corporation, without further shareholder action.

           3. Subject to the direction of the Corporation's Board of Directors, the appropriate officers of the Corporation are hereby authorized to take any and all actions and to execute, deliver and file any and all agreements, documents or other instruments which are necessary or convenient to carry out this Plan, including without limitation the execution and filing with the New York Department of State of a certificate of dissolution.

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         IN WITNESS WHEREOF, the undersigned does hereby certify that the foregoing is a true and correct copy of the Plan of Liquidation and Dissolution, that was approved by Class A shareholders of the Corporation on October 19, 2000.


                              /s/ Mark W. Leunig
                          -----------------------------------------------------
                          Mark W. Leunig, Corporate Secretary



                          Date:    October 19, 2000
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